Exhibit 99.1

CONTACTS:	Investors:
Patty Eisenhaur
(862) 261-8141

Media:
Charlie Mayr
(862) 261-8030
Watson Acquires Specifar Pharmaceuticals
•	Adds Leading Pan-European Generic Development Business

•	Enhances Watson’s Commercial Capabilities in Key European Markets By Providing a Portfolio of Approved Products

•	Expands Watson’s Commercial Presence into €6 Billion Greek Market

•	Expected to be Immediately Accretive to Non-GAAP Earnings

•	Esomeprazole Tablets in Development for International Markets Offers Upside Potential

•	Adds Experienced European Management Team as well as Flexibility and Capabilities to Watson’s Global Supply Chain
PARSIPPANY, NJ and ATHENS, GREECE — May 25, 2011 — Watson Pharmaceuticals, Inc. (NYSE: WPI) and Specifar Pharmaceuticals S.A. today jointly announced that Watson has acquired the privately-held multinational generic pharmaceutical developer, manufacturer and marketer for €400 million ($562 million) in cash and certain contingent consideration. As a result of the acquisition, Watson gains a leading generic product development company that develops and out-licenses products throughout the world. In addition, this acquisition enhances Watson’s commercial presence in key European markets by providing a portfolio of approved products. The transaction also gives Watson a strong branded-generic commercial presence in the €6 billion Greek pharmaceutical market. Specifar’s pipeline includes a generic tablet version of Nexium® (esomeprazole), which could launch in certain European markets as early as the fourth quarter of 2011. Under the terms of the acquisition agreement, Specifar’s former owners could receive additional consideration based on future profits from this product.

Watson anticipates that the transaction will be immediately accretive to 2011 non-GAAP earnings.
Specifar, with annual revenue of approximately €85 million for 2010, operates two core businesses. The Company is a third-party product developer, with approximately 400 marketing authorizations licensed to third parties for sale in 36 countries, predominantly in Europe. Specifar has eight products currently filed in the EU and additional products in development. The Company’s development business, which operates internationally, accounts for more than 70% of total revenues.
The Specifar group is in the top five in the Greek branded-generic market, with a portfolio of more than 30 products, including internally developed and in-licensed products sold through a sales force of 170 employees. Specifar also markets products in Greece under the Alet Pharmaceuticals brand through a separate 55 representative sales force.
Specifar currently manufactures generic pharmaceutical products in a modern, EU-approved facility located in Athens with capacity for approximately 1 billion doses annually. A new state-of-the-art facility is currently under construction just outside of Athens. This facility will provide capacity to manufacture an additional 3 to 5 billion doses, further enhancing Watson’s global supply chain. EU certification of the new facility is expected in mid-2012. This capacity will ultimately permit Watson to convert additional third-party manufactured products to own-manufactured.
“We are very pleased that Specifar has become part of our global organization. We look forward to working with the management team to continue Specifar’s growth and to expanding the opportunities for success within Watson,” said Paul Bisaro, Watson’s President and CEO.
“The strategic significance of this combination is substantial. Watson will now have a powerful product development capability recognized throughout the industry for its strong track record of successfully launching products in key European markets, supported by an accomplished R&D and regulatory capability. The development business will continue to develop and market products to third parties under the Specifar name and now will also develop products for Watson’s commercial groups worldwide. In addition, we intend to expand Specifar’s development capabilities and create a center of excellence for product development in international markets. We also believe that Specifar’s European management expertise and existing business relationships will support Watson’s current and future commercial expansion in European countries.
“Watson also gains a substantial commercial position in the Greek branded-generic market where the Specifar and Alet brands currently rank in the top five, Watson can leverage its portfolio of products through these effective sales platforms. Greece’s generic product utilization is currently one of the lowest in Europe, providing us with a significant opportunity to capitalize on growth in this market,” Bisaro continued.
“Finally, the Esomeprazole tablet opportunity represents a significant upside potential for Watson. As there are certain variables surrounding this product, we have structured the esomeprazole opportunity as an earn-out allowing Specifar’s former owners to participate in any potential commercial upside from this product,” Bisaro concluded.
Transaction Terms
Under the terms of the agreement, Watson acquired Specifar for €400 million ($562 million) in cash. Specifar’s former owners could also receive additional consideration based upon future profits of Esomeprazole tablets during its first five years of sales, up to a maximum of €40 million. Watson funded the transaction using cash on hand and borrowings from its revolving credit facility. The deal is expected to be immediately accretive to non-GAAP earnings. The transaction was signed and closed simultaneously.
Jefferies & Company, Inc. advised Watson in this transaction. Rothschild and Eurobank EFG advised Specifar.
Webcast and Conference Call Details
Watson will host a conference call for investors and analysts on May 25, 2011 at 8:30 a.m. Eastern Time to discuss the transaction. The dial-in number to access the call is US/Canada (877) 251-7980, International (706) 643-1573. A taped replay of the call will be available approximately 2 hours after the call’s conclusion and will remain available through 12:00 midnight Eastern Time on June 8, 2011. The replay may be accessed by dialing (800) 642-1687 and entering passcode 70557783. From international locations, the replay may be accessed by dialing (706) 645-9291 and entering the same pass code. To access the live webcast, go to Watson’s Investor Relations Web site at http://ir.Watson.com. A replay of the webcast will also be available.
About Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc. is an integrated global specialty pharmaceutical company. The Company is engaged in the development, manufacturing, marketing and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.
For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.
About Specifar
Specifar is a multinational generic pharmaceuticals company with its headquarters in Greece and representative offices in Europe. Specializing in development, production, distribution and sales & marketing, Specifar commits to delivering high-quality and affordable medicines to patients and its customers. Specifar employs approximately 460 people worldwide and has obtained more than 600 Marketing Authorizations in Europe, South Africa, Canada, the Middle East and Asia.
Forward-Looking Statement
Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Specifar acquisition and the ability to recognize the anticipated synergies and benefits of the Specifar acquisition; the impact of competitive products and pricing; the difficulty of predicting the timing or outcome of litigation; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions; market acceptance of and continued demand for Watson’s and Specifar’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s and Specifar’s facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended March 31, 2011. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.
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